UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 3, 2006
Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 3, 2006, Carmike Cinemas, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”), effective as of March 28, 2006, to the Credit Agreement dated as of May 19, 2005 among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent (as amended, the “Credit Agreement”).
     The Second Amendment extends the date by which the Company must submit to the lenders audited financial statements for the fiscal year ended December 31, 2005 (the “2005 Financial Statements”) from the 65th day after the end of the fiscal year to May 15, 2006. The Second Amendment also provides that until the earlier of (1) the date on which the 2005 Financial Statements are submitted to the lenders and (2) May 15, 2006, the maximum amount of indebtedness that the Company may incur under the $50 million revolving credit facility comprising part of the Credit Agreement is $10 million. No borrowings are currently outstanding under the revolving credit facility, and the Company does not currently intend to borrow under the revolving credit facility for the foreseeable future. The Second Amendment also requires the Company to deliver monthly financial statements for March 2006 to the lenders on or before April 15, 2006. If these financial statements are not delivered by this date, the extension of the due date for the Company’s annual audited financial statements described above will cease to be effective.
Item 7.01 Regulation FD Disclosure
     The Company hosted its Investor/Analyst Day in Tyler, Texas on April 4, 2006. Michael W. Patrick, our Chairman of the Board of Directors, President and Chief Executive Officer, and other company representatives reviewed Carmike’s strategies. Among other comments, the Company estimated that capital expenditures for 2006 will be approximately $28 million. The Company also estimated that conversion to digital technology will involve Company costs of approximately $4 million, expected to be incurred in 2006. A Company representative expressed the view that in his opinion, Carmike could see a 6% increase in box office this summer.
Item 8.01 Other Events
     The Company is providing the following information regarding its primary debt obligations in light of the Company’s delayed filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”).
     Under the terms of the Credit Agreement, the Company agreed to provide the lenders with annual audited financial statements within 65 days after the end of each fiscal year. If the Company does not provide the required financial statements to the lenders by May 15, 2006 (the extended deadline), then, absent another waiver, a default would occur and the Company would have 30 days to cure the default. If not waived or cured within such period, the default would become an event of default. If an event of default were to occur, the lenders would be entitled to receive higher default interest and could immediately accelerate the maturity of all amounts due and payable under the revolving credit facility (currently $0) and the term facility (approximately $166 million at March 31, 2006).
     Under the terms of the Company’s 7.500% senior subordinated notes due 2014, the Company is required to furnish its Annual Reports on Form 10-K to the holders of the notes within the time periods specified in the SEC’s rules and regulations. On April 3, 2006, the trustee for the notes provided notice to the Company that it had not complied with this requirement, thereby triggering a default under the notes. The notice stated that under the indenture for the notes, if this default continues for 60 days after the date of the notice, an event of default will occur. If an event of default occurs, the trustee or holders of at least 25% in aggregate principal amount of the notes could immediately accelerate the maturity of the notes ($150 million principal amount outstanding at March 31, 2006). The Company intends to cure the default under the notes within the cure period or pursue other alternatives to avoid acceleration of the notes.
     The acceleration of the Company’s outstanding indebtedness could have a material adverse effect on the Company’s financial condition and results of operations.
     On March 15, 2006, the Company filed a Current Report on Form 8-K stating that Richard B. Hare would replace Martin A. Durant as the Company’s Senior Vice President — Finance, Treasurer, and Chief Financial Officer, effective on the date of Mr. Durant’s retirement, which would be the later of March 31, 2006 or the date immediately following the filing of the 2005 Form 10-K. Notwithstanding the foregoing, Mr. Durant’s retirement became effective on March 31, 2006, and Mr. Hare assumed the roles of Senior Vice President — Finance, Treasurer and Chief Financial Officer on such date.
     On April 4, 2006, the Company requested a hearing before a Nasdaq Listing Qualifications Panel regarding Nasdaq’s determination regarding de-listing of the Company’s common stock. The Panel hearing has been scheduled for April 27, 2006. Carmike’s securities will remain listed pending the Panel’s decision. There can be no assurance that the Panel will grant Carmike’s request for continued listing.
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. Examples of forward-looking statements in this Current Report on Form 8-K include our expectations with regard to our credit agreement and our notes, our capital expenditures in 2006, the lack of necessity to draw on our revolving credit facility for the foreseeable future, the costs of converting our theaters to the digital format and statements about our performance during the summer and for the second quarter. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include:
•	our ability to timely resolve the accounting issues that have delayed the filing of our 2005 Form 10-K;

•	our ability to operate at expected levels of cash flow through the second quarter of 2006;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors previously disclosed in our Annual Report on Form 10-K Amendment No. 2, for the year ended December 31, 2004 under the caption “Risk Factors.”
     We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 10.1	Second Amendment to the Credit Agreement dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: April 5, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to the Credit Agreement dated as of May 19, 2005, as amended, among the Company, as borrower, the several banks and other financial institutions or entities that are from time to time parties to the Credit Agreement, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent

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